NEWS RELEASE

For Release:    Immediately
Contact:    Joe Ahlersmeyer, CFA, Vice-President - Finance & Investor Relations
E-mail:    joe_ahlersmeyer@mohawkind.com

MOHAWK INDUSTRIES REPORTS Q2 2026 RESULTS

Calhoun, Georgia, July 30, 2026 — Mohawk Industries, Inc. (NYSE: MHK) today announced second quarter 2026 net earnings of $196 million and earnings per share (“EPS”) of $3.22; adjusted net earnings were $223 million, and adjusted EPS was $3.67. Net sales for the second quarter of 2026 were $3.0 billion, up 6.8% as reported and up 5.0% adjusted for constant days and exchange rates versus the prior year. During the second quarter of 2025, the Company reported net sales of $2.8 billion, net earnings of $147 million and earnings per share of $2.34; adjusted net earnings were $173 million, and adjusted EPS was $2.77.
For the six months ended July 4, 2026, net earnings and EPS were $313 million and $5.11, respectively; adjusted net earnings were $341 million, and adjusted EPS was $5.56. Net sales for the first six months of 2026 were $5.7 billion, an increase of 7.4% as reported and up 1.4% on an adjusted basis versus the prior year. For the six months ended June 28, 2025, the Company reported net sales of $5.3 billion, net earnings of $219 million and earnings per share of $3.49; adjusted net earnings were $269 million and adjusted EPS was $4.29.
Commenting on the Company’s second quarter performance, Chairman and CEO Jeff Lorberbaum stated, “Our results in the quarter significantly exceeded our expectations as we outperformed our markets. Our performance benefited from volume growth, pricing and product mix. Across our regions, our teams effectively executed our strategies and capitalized on opportunities with new and existing customers. We successfully introduced new collections, expanded product placements and improved our mix. In the period, volume benefited from initial stocking of new product placements and limited increases in inventory by some customers ahead of announced price increases. Our second-quarter reported EPS of $3.22 and adjusted EPS of $3.67 included a benefit of approximately $0.63 from tariff refunds, which were not included in our second quarter guidance. These refunds represent the reversal of costs that we have absorbed from higher tariffs. As part of our buyback program, we purchased over 600,000 shares during the quarter for approximately $60 million.
Our second quarter forecast had reflected uncertainty related to the Middle East conflict, but market conditions proved more resilient than we anticipated. Residential channels remained soft during the quarter, and we believe we outpaced the market and gained share in most regions. The commercial sector continued to outperform residential, and our differentiated offering enhanced our mix and margins. The new home construction market remains pressured, and existing home sales continue to be affected by affordability challenges. In this softer environment, we are proactively managing the controllable aspects of our business, including enhancing our sales strategies, pricing and operational improvements and managing our inventory levels and costs. Across many of our products and geographies, we executed pricing increases in response to higher labor, overhead, material, energy and transportation costs. In the second half of the year, these higher input costs will flow through inventory and impact our margins, and additional price increases may be required this year. We are bringing innovative products to market with differentiated features to strengthen our sales and mix. Across the business, our teams are delivering significant productivity gains, and our results are benefiting from our prior restructuring projects. In addition, we have initiated new projects focused on operational simplification, organizational realignment, warehouse consolidation and capacity optimization, all of which will reduce our costs approximately $60 million, with most completed by the end of 2027. These savings will require cash restructuring costs and capital expenditures of approximately $50 million.”
Reviewing second quarter results by segment, net sales in the Global Ceramic Segment increased by 7.9% as reported, or increased by 4.6% adjusted for constant days and exchange rates versus the prior year. The Segment’s operating margin was 7.8% as reported, or 8.2% on an adjusted basis due to productivity gains and improved price and mix offset by higher input costs versus the prior year.
Net sales in the Flooring North America Segment increased by 3.1% as reported and increased by 4.7% on an adjusted basis versus the prior year. The Segment’s operating margin was 10.0% as reported, or was 11.4% on an adjusted basis due to tariff benefit and productivity gains partially offset by higher input costs.
Net sales in the Flooring Rest of the World Segment increased by 9.7% as reported, or increased by 6.2% adjusted for constant days and exchange rates versus the prior year. The Segment’s operating margin was 9.8% as reported, or 12.0% on an adjusted basis due to pricing benefits compared to the prior year.
On June 11, 2026, the Company announced a leadership transition with Paul De Cock, the Company’s President and Chief Operating Officer, appointed Chief Executive Officer to succeed Mr. Lorberbaum, effective September 30, 2026. Mr. Lorberbaum will retire as CEO at that time and remain Chairman of the Company’s Board of Directors.
Commenting on Mohawk’s outlook, Mr. De Cock stated, “Looking ahead to the third quarter, we anticipate flooring market conditions will remain challenging. Across the world, the home resale market remains near multi-decade lows, and new home construction remains soft. We delivered strong second-quarter results even though the market has not yet improved. We expect commercial to keep outperforming residential in the third quarter, while our higher-end offerings continue to enhance our mix. We expect our sales to seasonally drop from the second quarter, excluding the impact of currency exchange and shipping days. Given our stronger performance in the second quarter, this seasonal pattern could be more pronounced than in past years. We will have one additional shipping day in the third quarter compared with both the prior year and the second quarter of 2026. In the third quarter, we will see higher input costs and further benefits from our price increases, and we will continue our productivity efforts. We expect higher costs to persist into the fourth quarter, and we may need to take additional pricing actions. Given these factors, we expect our third quarter adjusted earnings per share, excluding any restructuring or other one-time charges, to be between $2.50 and $2.60, including approximately $0.12 from additional tariff refunds we have already received. Excluding tariff refunds and any restructuring or other one-time charges, our outlook contemplates a baseline EPS range of between $2.38 and $2.48.”
# # #
ABOUT MOHAWK INDUSTRIES
Over the past two decades, Mohawk Industries has transformed its business into the world’s largest flooring company with leading positions in North America, Europe, South America and Oceania. Mohawk’s vertically integrated manufacturing and distribution operations provide a competitive advantage in the production of ceramic tile, carpet and laminate, wood, vinyl and hybrid flooring products. Mohawk’s industry-leading innovation has yielded designs and performance enhancements that differentiate its collections in the marketplace and satisfy all residential and commercial remodeling and new construction requirements. The Company’s brands are among the most recognized and respected in the industry and include American Olean, Daltile, Durkan, Eliane, Elizabeth, Feltex, Godfrey Hirst, Karastan, Marazzi, Mohawk, Mohawk Group, Mohawk Home, Mohawk Performance Accessories, Pergo, Quick-Step, Unilin and Vitromex.

Certain of the statements in the immediately preceding paragraphs, particularly anticipating future performance, business prospects, growth and operating strategies and similar matters and those that include the words “could,” “should,” “believes,” “anticipates,” “expects,” and “estimates,” or similar expressions constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For those statements, Mohawk claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Management believes that these forward-looking statements are reasonable as and when made; however, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. There can be no assurance that the forward-looking statements will be accurate because they are based on many assumptions, which involve risks and uncertainties. Important factors that could cause future results to differ from historical experience and our present expectations or projections include, but are not limited to, the following: changes in economic or industry conditions; the impact of tariffs; competition; inflation and deflation in freight, raw material prices and other input costs; inflation and deflation in consumer markets; currency fluctuations; rising energy costs and changes in the level of supply thereof; timing and level of capital expenditures; timing and implementation of price increases for the Company’s products; impairment charges; identification and consummation of acquisitions on favorable terms, if at all; integration of acquisitions; international operations; introduction of new products; rationalization of operations; taxes and tax reform; product and other claims; litigation; geopolitical conflict; regulatory and political changes in the jurisdictions in which the Company does business; and other risks identified in Mohawk’s U.S. Securities and Exchange Commission reports and public announcements.

Conference call Friday, July 31, 2026, at 11:00 AM Eastern Time

To participate in the conference call via the Internet, please visit https://ir.mohawkind.com/events/event-details/mohawk-industries-inc-2nd-quarter-2026-earnings-call. To participate in the conference call via telephone, register in advance at https://dpregister.com/sreg/10209987/10448bdd21c to receive a unique personal identification number. You may also dial 1-833-630-1962 (U.S./Canada) or 1-412-317-1843 (international) on the day of the call for operator assistance. For those unable to listen at the designated time, the call will remain available for replay through August 28, 2026, by dialing 1-855-669-9658 (U.S./Canada) or 1-412-317-0088 (international) and entering Conference ID # 9372095. The call will be archived and available for replay for one year under the “Investors” tab of mohawkind.com.

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended		Six Months Ended
(In millions, except per share data)	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025

Net sales	$2,991.4	2,802.1	5,720.1	5,327.9
Cost of sales	2,196.3	2,087.7	4,283.1	4,030.2
Gross profit	795.1	714.4	1,437.0	1,297.7
Selling, general and administrative expenses	541.4	525.7	1,071.5	1,012.9
Operating income	253.7	188.7	365.5	284.8
Interest expense	4.8	5.2	7.1	11.6
Other (income) and expense, net	0.4	3.0	1.7	2.7
Earnings before income taxes	248.5	180.5	356.7	270.5
Income tax expense (benefit)	52.3	34.0	43.4	51.5
Net earnings including noncontrolling interests	196.2	146.5	313.3	219.0
Less: Net earnings attributable to noncontrolling interests	0.1	—	0.1	—
Net earnings attributable to Mohawk Industries, Inc.	196.1	146.5	313.2	219.0

Basic earnings per share attributable to Mohawk Industries, Inc.	$3.23	2.35	5.13	3.50
Weighted-average common shares outstanding - basic	60.7	62.3	61.0	62.5

Diluted earnings per share attributable to Mohawk Industries, Inc.	$3.22	2.34	5.11	3.49
Weighted-average common shares outstanding - diluted	60.9	62.6	61.3	62.7

Other Financial Information
	Three Months Ended		Six months ended
(In millions)	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025
Net cash provided by operating activities	$316.5	206.3	426.6	210.0
Less: Capital expenditures	88.3	80.2	190.6	169.3
Free cash flow	$228.2	126.1	236.0	40.7

Depreciation and amortization	$159.3	155.6	341.1	306.0

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In millions)	July 4, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$849.6	856.1
Receivables, net	2,284.3	1,924.1
Inventories	2,585.6	2,661.7
Prepaid expenses and other current assets	554.4	525.2
Total current assets	6,273.9	5,967.1
Property, plant and equipment, net	4,603.6	4,772.0
Right of use operating lease assets	425.3	408.7
Goodwill	1,191.1	1,210.3
Intangible assets, net	792.4	813.2
Deferred income taxes and other non-current assets	536.9	516.0
Total assets	$13,823.2	13,687.3
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$761.4	289.3
Accounts payable and accrued expenses	2,393.9	2,310.4
Current operating lease liabilities	120.0	122.4
Total current liabilities	3,275.3	2,722.1
Long-term debt, less current portion	1,155.1	1,741.2
Non-current operating lease liabilities	322.2	304.4
Deferred income taxes and other long-term liabilities	525.9	540.9
Total liabilities	5,278.5	5,308.6
Total stockholders' equity	8,544.7	8,378.7
Total liabilities and stockholders' equity	$13,823.2	13,687.3

Segment Information
	Three Months Ended		Six Months Ended
(In millions)	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025
Net sales:
Global Ceramic	$1,209.7	1,120.9	2,307.1	2,114.7
Flooring NA	976.1	946.8	1,856.1	1,809.2
Flooring ROW	805.6	734.4	1,556.9	1,404.0
Consolidated net sales	$2,991.4	2,802.1	5,720.1	5,327.9

Operating income (loss):
Global Ceramic	$94.1	88.2	145.4	130.0
Flooring NA	97.8	52.5	101.5	61.8
Flooring ROW	78.7	65.8	149.2	124.5
Corporate and intersegment eliminations	(16.9)	(17.8)	(30.5)	(31.5)
Consolidated operating income	$253.7	188.7	365.6	284.8

			Three Months Ended
(In millions)			July 4, 2026	December 31, 2025
Assets:
Global Ceramic			$5,413.3	5,155.0
Flooring NA			3,822.5	3,832.6
Flooring ROW			4,005.2	3,989.2
Corporate and intersegment eliminations			582.2	710.5
Consolidated assets			$13,823.2	13,687.3

Reconciliation of Net Earnings Attributable to Mohawk Industries, Inc. to Adjusted Net Earnings Attributable to Mohawk Industries, Inc. and Adjusted Diluted Earnings Per Share Attributable to Mohawk Industries, Inc.
	Three Months Ended		Six Months Ended
(In millions, except per share data)	July 4, 2026	June 28, 2025	July 4, 2026	June 28, 2025
Net earnings attributable to Mohawk Industries, Inc.	$196.1	146.5	313.2	219.0
Adjusting items:
Restructuring, acquisition and integration-related and other costs	39.0	29.4	76.6	55.7
Software implementation cost write-off	—	—	—	(0.4)
Assets sale	(2.6)	—	(2.6)	—
Legal settlements, reserves and fees	—	4.9	0.1	5.5
Adjustments of indemnification asset	(1.7)	(0.1)	(2.0)	(0.1)
Income taxes - adjustments of uncertain tax position	1.7	0.1	2.0	0.1
Other tax related items(1)	—	—	(30.7)	—
Income tax effect of adjustments	(9.2)	(7.5)	(16.0)	(11.0)
Adjusted net earnings attributable to Mohawk Industries, Inc.	$223.3	173.3	340.6	268.8

Adjusted diluted earnings per share attributable to Mohawk Industries, Inc.	$3.67	2.77	5.56	4.29
Weighted-average common shares outstanding - diluted	60.9	62.6	61.3	62.7
(1) A one-time U.S. tax benefit associated with a legal entity restructuring initiative and tax credits issued by the Brazilian government related to prior years.

Reconciliation of Total Debt to Net Debt
(In millions)	July 4, 2026
Short-term debt and current portion of long-term debt	$761.4
Long-term debt, less current portion	1,155.1
Total debt	1,916.5
Less: Cash and cash equivalents	849.6
Net debt	$1,066.9

Reconciliation of Net Earnings to Adjusted EBITDA
					Trailing Twelve
	Three Months Ended				Months Ended
(In millions)	September 27, 2025	December 31, 2025	April 4, 2026	July 4, 2026	July 4, 2026
Net earnings including noncontrolling interests	$108.8	42.0	117.1	196.1	464.0
Interest expense	5.0	1.2	2.4	4.8	13.4
Income tax expense (benefit)	23.3	24.0	(8.9)	52.3	90.7
Depreciation and amortization(1)	170.3	176.3	181.8	159.3	687.7
EBITDA	307.4	243.5	292.4	412.5	1,255.8
Restructuring, acquisition and integration-related and other costs	30.7	25.6	7.6	29.0	92.9
Assets sale	—	(5.1)	—	(2.6)	(7.7)
Inventory capitalization	—	(6.2)	—	—	(6.2)
Impairment of goodwill and indefinite-lived intangibles	—	19.9	—	—	19.9
Legal settlements, reserves and fees	21.6	23.8	0.1	—	45.5
Adjustments of indemnification asset	(0.3)	(0.3)	(0.3)	(1.7)	(2.6)
Adjusted EBITDA	$359.4	301.2	299.8	437.2	1,397.6

Net debt to adjusted EBITDA					0.8
(1)Includes accelerated depreciation of $16.4 for Q3 2025, $25.9 for Q4 2025, $30.0 for Q1 2026, and $10.0 for Q2 2026.

Reconciliation of Net Sales to Adjusted Net Sales
	Three Months Ended	Six Months Ended
(In millions)	July 4, 2026	July 4, 2026
Mohawk Consolidated
Net sales	$2,991.4	5,720.1
Adjustment for constant shipping days	13.0	(130.0)
Adjustment for constant exchange rates	(61.1)	(188.0)
Adjusted net sales	$2,943.3	5,402.1

Three Months Ended
July 4, 2026
Global Ceramic
Net sales	$1,209.7
Adjustment for constant shipping days	(2.4)
Adjustment for constant exchange rates	(35.3)
Adjusted net sales	$1,172.0

Flooring NA
Net sales	$976.1
Adjustment for constant shipping days	15.4
Adjusted net sales	$991.5

Flooring ROW
Net sales	$805.6
Adjustment for constant exchange rates	(25.8)
Adjusted net sales	$779.8

Reconciliation of Gross Profit to Adjusted Gross Profit
	Three Months Ended
(In millions)	July 4, 2026	June 28, 2025
Gross Profit	$795.1	714.4
Adjustments to gross profit:
Restructuring, acquisition and integration-related and other costs	27.0	26.2
Asset sale	(2.6)	—
Adjusted gross profit	$819.5	740.6

Adjusted gross profit as a percent of net sales	27.4%	26.4%

Reconciliation of Selling, General and Administrative Expenses to Adjusted Selling, General and Administrative Expenses
	Three Months Ended
(In millions)	July 4, 2026	June 28, 2025
Selling, general and administrative expenses	$541.4	525.7
Adjustments to selling, general and administrative expenses:
Restructuring, acquisition and integration-related and other costs	(12.0)	(3.2)
Legal settlements, reserves and fees	—	(4.9)
Adjusted selling, general and administrative expenses	$529.4	517.6

Adjusted selling, general and administrative expenses as a percent of net sales	17.7%	18.5%

Reconciliation of Operating Income to Adjusted Operating Income
	Three Months Ended
(In millions)	July 4, 2026	June 28, 2025
Mohawk Consolidated
Operating income	$253.7	188.7
Adjustments to operating income:
Restructuring, acquisition and integration-related and other costs	39.0	29.4
Asset sale	(2.6)	—
Legal settlements, reserves and fees	—	4.9
Adjusted operating income	$290.1	223.0

Adjusted operating income as a percent of net sales	9.7%	8.0%

Global Ceramic
Operating income	$94.1	88.2
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	5.1	2.1
Adjusted segment operating income	$99.2	90.3

Adjusted segment operating income as a percent of net sales	8.2%	8.1%

Flooring NA
Operating income	$97.8	52.5
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	13.5	16.7
Adjusted segment operating income	$111.3	69.2

Adjusted segment operating income as a percent of net sales	11.4%	7.3%

	Three Months Ended
	July 4, 2026	June 28, 2025
Flooring ROW
Operating income	$78.7	65.8
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	20.4	10.6
Asset sale	(2.6)	—
Adjusted segment operating income	$96.5	76.4

Adjusted segment operating income as a percent of net sales	12.0%	10.4%

Corporate and intersegment eliminations
Operating (loss)	$(16.9)	(17.8)
Adjustments to segment operating (loss):
Legal settlements, reserves and fees	—	4.9
Adjusted segment operating (loss)	$(16.9)	(12.9)

Reconciliation of Earnings Before Income Taxes to Adjusted Earnings Before Income Taxes
	Three Months Ended
(In millions)	July 4, 2026	June 28, 2025
Earnings before income taxes	$248.5	180.5
Net earnings attributable to noncontrolling interests	—	—
Adjustments to earnings including noncontrolling interests before income taxes:
Restructuring, acquisition and integration-related and other costs	39.0	29.4
Assets sale	(2.6)	—
Legal settlements, reserves and fees	—	4.9
Adjustments of indemnification asset	(1.7)	(0.1)
Adjusted earnings before income taxes	$283.2	214.7

Reconciliation of Income Tax Expense to Adjusted Income Tax Expense
	Three Months Ended
(In millions)	July 4, 2026	June 28, 2025
Income tax expense (benefit)	$52.3	34.0
Adjustments to income tax expense:
Income taxes - adjustments of uncertain tax position	(1.7)	(0.1)
Income tax effect of adjusting items	9.2	7.5
Adjusted income tax expense	$59.8	41.4

Adjusted income tax expense to adjusted earnings before income taxes	21.1%	19.3%

US GAAP to non-GAAP presentation
The Company supplements its condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP, with certain non-GAAP financial measures. As required by the Securities and Exchange Commission rules, the tables above present a reconciliation of the Company’s non-GAAP financial measures to the most directly comparable US GAAP measure. Each of the non-GAAP measures set forth above should be considered in addition to the comparable US GAAP measure, and may not be comparable to similarly titled measures reported by other companies. The Company believes these non-GAAP measures, when reconciled to the corresponding US GAAP measure, help its investors as follows: Non-GAAP revenue measures that assist in identifying growth trends and in comparisons of revenue with prior and future periods and non-GAAP profitability measures that assist in understanding the long-term profitability trends of the Company's business and in comparisons of its profits with prior and future periods.
The Company excludes certain items from its non-GAAP revenue measures because these items can vary dramatically between periods and can obscure underlying business trends. Items excluded from the Company’s non-GAAP revenue measures include: foreign currency transactions and translation; more or fewer shipping days in a period and the impact of acquisitions.
The Company excludes certain items from its non-GAAP profitability measures because these items may not be indicative of, or are unrelated to, the Company's core operating performance. Items excluded from the Company's non-GAAP profitability measures include: restructuring, acquisition and integration-related and other costs, legal settlements, reserves and fees, impairment of goodwill and indefinite-lived intangibles, acquisition purchase accounting, including inventory step-up from purchase accounting, adjustments of indemnification asset, adjustments of uncertain tax position and European tax restructuring.